[*] indicates information that has been omitted pursuant to a confidential treatment request and this information has been filed under separate cover with the Commission

LICENSE AGREEMENT

This agreement (the "Agreement") is made to be effective as of the day of the last signature ("Effective Date") by and between **AdnaGen AG**, having an address at Ostpassage 7, D- 30853 Langenhagen, Germany (hereinafter referred to as "AdnaGen") and **Innogenetics N.V.** organized under the laws of Belgium, entered into the Belgian Companies Register under number 0 427 550 660 (RPR Gent), having its registered office at 9052 Ghent (Zwijnaarde), Technologiepark 6 (hereinafter "Innogenetics").

WHEREAS

WHEREAS AdnaGen and Innogenetics entered into an Option and License Term Sheet related to circulating tumor cells technology, dated January 8, 2007;

WHEREAS, AdnaGen owns or controls, on a worldwide basis, the rights, titles and interests in certain patent rights, as defined below in Section 1.4, relating to circulating tumor cells technology;

WHEREAS, Innogenetics is interested in acquiring an exclusive world-wide license from AdnaGen, with rights to grant sublicenses, under said patent rights for all research and commercial activities within the Field, as defined below in Section 1.2;

WHEREAS, AdnaGen is willing to grant such exclusive worldwide license to Innogenetics upon the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the terms and conditions set forth below, the Parties agree as follows:

1 Definitions

For the purpose of the Agreement, the terms set forth hereinafter shall be defined as follows:

1.1 Affiliate

"Affiliate" shall mean, with respect to either party, any and all other legal person(s) which is, at any time during the term of the Agreement, and for so long as it remains, controlled by, controlling or under common control with such Party. For purposes of this definition, "control" by or of a legal person shall mean:

Date: 21.9.07 Date: Date:

(i) owning fifty per cent (50 %) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction provided such foreign corporation has the power to direct the management and policies of such party/legal person) or more of the equity (or equivalent ownership interest) and / or the ordinary voting power in that party / legal person; or

(ii) owning or controlling, directly or indirectly, at least fifty per cent (50 %) of the shares or stock carrying the right to vote at all general meetings thereof; or

(iii) otherwise having the power to direct the management or policies of that party / legal person

1.2 Field

"Field" shall mean circulating tumor cell isolation and detection using existing and future AdnaGen Technology for breast, colon, lung and upon availability (see Schedule 2), and subject to article 2.4, prostate cancer.

1.3 Licensed IP

"Licensed IP" shall mean all existing AdnaGen Intellectual Property Rights, including any future improvements or enhancements made by AdnaGen which AdnaGen has or obtains control of (with rights to sublicense), during or prior to the term of this Agreement and which is used to develop/commercialize the Licensed Products as defined hereunder.

1.4 AdnaGen Intellectual Property Rights

"AdnaGen Intellectual Property Rights" shall mean the patents and patent applications listed in Schedule 1 as well as any addition, continuation, continuation in part, division, extension, reissue, re examination, application or substitution related thereto, or the equivalent of the foregoing, including all corresponding foreign counterparts to these rights as well as all know-how, trade secrets, trademarks, and biological materials and / or components thereof related to the AdnaGen Technology.

1.5 AdnaGen Technology

"AdnaGen Technology" shall mean all know-how, description of procedures and materials and other information, including as well the procedures as described in the patents and patents applications listed in Schedule 1 as well as any addition, continuation, continuation in part, division, extension, reissue, re examination, application or substitution related thereto, or the equivalent of the foregoing, including all corresponding foreign counterparts to these rights necessary to establish the current *AdnaTests* encompassing the *AdnaCollect*, *AdnaSelect* and *AdnaDetect* and any improvements / enhancements thereof.

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* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.6 Licensed Products

"Licensed Product(s)" shall mean any PCR based Innogenetics product, that is, a product developed and owned by Innogenetics or licensed to Innogenetics for development and commercialization. These are products based on LIPA, 4-MAT and the Luminex systems or real time PCR technology the use or sale of which would, but for the license granted hereunder, infringe one or more of the Valid Claims of the Licensed Patents. Licensed Products as well encompass the components *Collect*, *Select* and *Detect*.

1.7. Territory

"Territory" shall mean worldwide.

1.8 Exclusive

"Exclusive" shall mean exclusivity for all Platforms (including but not limited to Licensed Products) as defined hereunder, except specific product modifications to be developed and / or used for drug development support purposes, which has been licensed exclusively by AdnaGen to OncoVista. Accordingly, except as provided in Article 2.1 hereof, AdnaGen shall not be entitled to grant licenses allowing third parties to exploit Platforms in the Field in the Territory.

1.9 NAT: nucleic acid amplification technology

1.10 Net Sales

"Net Sales" shall mean [

*

]

Date: Date: Date:

[*]

"General Expenses" shall mean [*]

1.11 Effective Date

The Effective Date shall be the date of the last of the signatures set forth below.

1.12 Licensed Patents

Licensed Patents shall mean the patents and patent applications contained in the Licensed IP.

1.13 Platforms

Platforms shall mean technologies employed in Licensed Products as well as competitive products based on the same or essentially similar technologies (employing the same scientific or technical principles), used in LIPA, 4-MAT and Luminex systems or certain, identified Real Time PCR technology.

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* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.14 Valid Claim

Valid Claim shall mean any claim of an unexpired patent within the Licensed Patents, which claim has either: (a) itself not been held invalid or otherwise unenforceable by a competent court or (b) itself not otherwise finally been held non-patentable by an appropriate agency (including but not limited to national patent offices).

2 Grant

2.1 Subject to the terms and conditions of the Agreement, AdnaGen grants to Innogenetics and its Affiliates a royalty-bearing, Exclusive worldwide license (with the right to grant sublicenses), under the Licensed IP of Schedule 1. A and AdnaGen Technology in the Field to develop, have developed, make, have made, use, have used, sell, have sold, import, to have imported, offer for sale and have offered for sale Licensed Products in the Territory. Notwithstanding the foregoing, relating to Licensed Products based on real time PCR technology, the Exclusive character of this Agreement shall be limited to a [*] term after the Effective Date. In case Innogenetics should develop a real time PCR technology Platform within the [*], then the Exclusive character shall be maintained for that specific real time PCR Platform, only.

Subject to the terms and conditions of the Agreement, AdnaGen grants to Innogenetics and its Affiliates a royalty-bearing, non-exclusive worldwide license (with the right to grant sublicenses), under the Licensed IP of Schedule 1. B and AdnaGen Technology in the Field to develop, have developed, make, have made, use, have used, sell, have sold, import, to have imported, offer for sale and have offered for sale Licensed Products in the Territory. This will secure Innogenetics' non-exclusive access to AdnaGen's *AdnaCollect* technology.

AdnaGen shall be promptly informed in writing of the identity of any sublicense hereunder and shall be provided by Innogenetics with a copy of any sublicense which is executed by Innogenetics, within [*] after its execution.

2.2 AdnaGen hereby grants to Innogenetics and its Affiliates the right to extend the right to use such Licensed Product to their customers of the Licensed Product on which the royalty is paid (label license).

2.3 Right of First Opportunity. During the term of this Agreement, AdnaGen shall grant to Innogenetics a right of first opportunity (the "Right of First Opportunity") to enter into an exclusive license agreement with AdnaGen relevant for use in the AdnaGen developments outside of the Licensed Product applications and Field in the event AdnaGen elects to out-license or otherwise partner the Opportunity in question.. If AdnaGen elects to offer a Right of First Opportunity hereunder to Innogenetics and Innogenetics turns it down, either by not responding in writing or by responding negatively, in each case within [*] days after the offer date, or, if after [*] days of good faith negotiations, the parties are unable to agree in principle on

Date: 21.9.07 Date: Date:

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

the terms of a license or other partnering relationship, AdnaGen shall be free to offer the Opportunity to a third party without any further obligation to Innogenetics., except for the right of Innogenetics to match a proposal made by a third party, during a period of [*] months, after the date Innogenetics Right of First Negotiation expires pursuant to the terms set forth above in this Article 2.3 in the case this proposal consists of a lower consideration than the one proposed by Innogenetics.

2.4 Extension of the License: for the fields and products covered by the licenses listed in schedule 2, in the case AdnaGen becomes free to dispose of the technology and/or intellectual property related thereto, Innogenetics shall have, without any further consideration, an Exclusive license under the same conditions as the ones set forth in this license.

2.5. Diligence: To maintain the exclusive license set forth in Article 2.1, above, Innogenetics shall exercise all reasonable best efforts in planning and executing a development program and commercialization effort for Licensed Products which shall be no less than the same standard of diligence that is employed by Innogenetics for development and commercialization of internal projects having similar commercial potential. To keep AdnaGen fully informed as to the level of diligence being employed by Innogenetics in its development and commercial activities hereunder, Innogenetics shall provide to AdnaGen annual reports (due at year end) of development and commercialization progress for the preceding year and plans for the forthcoming year. Such reports shall be in writing and shall include a sumary of relevant Innogenetics' expenditures in the preceding year. During the initial [*] term of this Agreement, Diligence shall be measured by at least the following milestones (achieved in the recited time from the Effective date):

(i) On or before the [*] month anniversary-- [* *]

(ii) By the [*] anniversary-- [* *]

If either milestone is not met, Innogenetics shall have the choice to (1) extend with up to a [* *] period the Exclusive nature of the License Grant hereunder by payment to AdnaGen of [*] Euro for each [*] month increment of the [*] extension period for milestone (i) or [*] Euro for the full [*] extension of milestone (ii), in each case, within [*] days after the passage of the milestone date or incremental extension date, in question; or (2) to continue this Agreement without the benefit of its Exclusive character. However, the Exclusive character shall not lapse for the indication (breast and/or colon and/or lung and/or prostate) in relation to which Innogenetics has launched a product.

2.6. Innogenetics and AdnaGen shall negotiate in good faith an expansion of the Exclusive character of this Agreement to other platforms or technologies, if so requested by Innogenetics, provided further, AdnaGen has the contractual and legal ability to such additional out-licensing. Such expansion shall not necessarily be based on the terms of the present Agreement.

Date: 21.9.07 Date: Date:

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3 Fees and Royalties, Records and Reports

3.1 As partial consideration for the rights granted under this Agreement, Innogenetics shall pay to AdnaGen an upfront payment of [*] Euro ([*] Euro) as follows:

- [*] Euros ([*] Euro) as an Option Fee which at the Effective date of the Option and License agreement has been paid according to the terms of the Option and License Term Sheet; and
- [*] Euros ([*] Euro) to be paid within [*] of the Effective Date, and provided that Innogenetics has received the corresponding invoice from AdnaGen, as license issue fee. If at the Effective Date, Innogenetics would have paid a further amount to AdnaGen with reference to this Agreement, such amount shall be deducted from the above described license issue fee.

3.2 As a further consideration for the rights granted under this Agreement, Innogenetics shall pay, for the duration of the Agreement, on a country by country basis and to the extent only that the manufacture, use or sale of Licensed Products are covered by a Valid Claim of Licensed IP in such country, to AdnaGen a running royalty as follows:

- NAT-based Innogenetics products with read-out on multi-parameter platforms such as LIPA, 4-MAT, Luminex and others: [*] percent ([*]%) on Net Sales of Licensed Products. If Innogenetics reasonably determines that it is legally required to make and actually makes royalty payments to any third party for use of AdnaGen Technology, Innogenetics may offset such additional royalties against the amount due under this subparagraph to AdnaGen, up to an amount not exceeding a maximum of [*] ([*]) per cent of the total royalties due to AdnaGen under these platforms. It is understood however that the royalty payments to be made (a) under Innogenetics' PCR license with [*] or (b) for any multi-parameter detection platform licensed from a third party (e.g. 4-MAT or Luminex) shall not be deducted from such royalty payments.

- NAT -based Innogenetics products with read-out on gel or similar electrophoresis devices: for a net sales price to a third party of up to [*] Euro per kit· Innogenetics shall pay [*] ([*]) Euro per kit to AdnaGen; for a net sale price over [*] ([*]) Euro per kit, a fixed amount of [*] ([*]) Euro shall be paid by Innogenetics to AdnaGen and for the amount above the [*] Euro, Innogenetics and AdnaGen shall share the excess revenue on a [*] ([*]) basis.

Innogenetics acknowledges its duty to start royalty payment for Licensed Products sold in a certain country even if the licensed patent being part of the Licensed IP, is still pending in such a country ("Pending Patent Rights"), and therefore; Innogenetics agrees to report all sales and pay all royalties due for sales or use of products covered by Pending Patent Rights, in the same fashion as required herein for other Licensed Products. In addition, Innogenetics shall also pay royalties ("Non-patent Product Royalties") in the same fashion as for Licensed Products covered by a Valid Claim. in those countries or jurisdictions where such Licensed Products are enabled by, and/or embody, non-patent aspects of AdnaGen Intellectual Property Rights e.g., know-how,

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trade secrets, biological materials, etc., such that the is no competitive product in that jurisdiction which is equivalent in function and composition to the Licensed Products, as evidenced by a loss of at least a [*]% market share to the competitive product. In the case of such Non-patent Product Royalties, the royalty rate shall be [*]% of the rate set forth above for Licensed Products cover by a Valid Claim of Licensed IP - e.g., [*]% of Net Sales as Non-patent Product Royalties versus [*]% of Net Sales for royalties on NAT-based Innogenetics products covered by a Valid Claim of Licensed IP-, except the parties agree to negotiate in good faith adjustments to this Non-patent Product Royalty, in those countries or markets where Licensed Product final selling price or margins are not sufficient to allow a reasonable return, if the standard Non-patent Product Royalty is also paid.

Sublicense income will be shared between the parties as follows:

a) For sublicenses issuing within the first [*] years after the Effective date of this Agreement, AdnaGen will receive [*] % of upfront fees and royalty income paid to Innogenetics by the sublicensee, provided however, that the minimum royalty rate for AdnaGen will never be below [*]% of the effective royalty rate due to AdnaGen for Innogenetics own product sales.

b) For sublicenses issuing [*] years after the Effective date of this agreement, AdnaGen will receive [*] % of upfront fees and royalty income paid to Innogenetics by the sublicensee, provided however, that the minimum royalty rate for AdnaGen will never be below [*] % of the effective royalty rate due to AdnaGen for Innogenetics own product sales.

Innogenetics shall be obliged to pay only one royalty relative to the sale or use of any particular Licensed Product by Innogenetics, or any Innogenetics sublicense hereunder respectively, regardless of the number of royalties that may be applicable thereto. Such royalty payment shall always be the one that mostly benefits [*].

3.3 All running royalty payments on Net Sales of Licensed Products under the Agreement shall be made on a quarterly basis, beginning with first quarter in which the first commercial sale of a Licensed Product is made by Innogenetics or any Innogenetics sublicense hereunder. All payments shall be made in Euros. Within [*] (*) days from the end of every quarter Innogenetics shall provide to AdnaGen a written report showing the quantities of Licensed Products sold by Innogenetics in the preceding quarter as well as the corresponding Net Sales, the gross sales amount and the royalties due and shall pay the royalties. If no sales are made, the report shall so state. The written report shall be sent to the following address:

Date: 21.9.07 Date: Date:

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

AdnaGen AG

Dr. Winfried Albert

Ostpassage 7

D 30853 Langenhagen

Germany

If Net Sales are invoiced in a currency other than Euros, then Net Sales and Innogenetics' royalty obligations based on such Net Sales shall be expressed in Euros converted on the basis of Innogenetics' standard financial reporting procedures which, as of the signature date of the Agreement, are based on a monthly average for the royalty payment period of the exchange rates published daily by the European Central Bank.

3.4 Innogenetics shall keep accurate and complete books of account to show the running royalty amounts due and payable to AdnaGen under the Agreement. Such books shall be retained for at least [*] (X) years following a given reporting period and, upon reasonable notice, shall be available during business hours at the expense of AdnaGen by an accountant selected and paid by AdnaGen and approved by Innogenetics for the sole purpose of verifying reports and payments hereunder. The parties agree that any certified public accountant inspecting Innogenetics' books pursuant to this Article shall retain as confidential all information, including information about Innogenetics' finances and customers gained as a result of that inspection. Information disclosed to AdnaGen as a result of an inspection shall be subject to the confidentiality provisions set forth in Article 4. If the accountant finds a variance in favor of Innogenetics of more that [*] percent of the reported royalty-bearing sales, Innogenetics shall reimburse AdnaGen for the reasonable and actual costs to AdnaGen for the accounting.

3.5 Each payment shall be made and sent by the due date to the following Bank Account (or to any other bank account, designee or address that AdnaGen may advise in writing):

Dresdner Bank AG

Rathenaustrasse 4

D-30159 Hannover

[*]

[*]

Date: 21 9.07 Date: Date:

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3.6 Should AdnaGen not actively pursue stoppage or otherwise initiate proceedings against an infringement of the Licensed IP, where such infringement is confirmed by an independent expert appointed by Innogenetics, within [*]([*]) days following the notification by Innogenetics, Innogenetics shall no longer be obliged to pay royalties for sales in such country or countries where such infringement has occurred for so long AdnaGen is not actively pursuing the infringement or otherwise has not initiated such proceedings. In the case AdnaGen actively pursues stoppage or initiates proceedings, AdnaGen shall regularly inform Innogenetics of the progress thereof.

3.7 On payments in arrears, Innogenetics shall pay interest at a rate of [*] percent ([*]%) above the EURIBOR [*] months on the payment date.

3.8 Failure of Innogenetics to pay any amount specified under the Agreement within sixty (60) days after the due date will give AdnaGen the right to terminate the Agreement thirty (30) days after written notice to Innogenetics of the failure to pay unless such failure has been cured within the latter thirty-day period.

3.9 In the event that any taxes, withholding or otherwise, are levied by any taxing authority in connection with accrual or payment of any royalties or fees payable to AdnaGen under the Agreement, Innogenetics shall have the right to pay such taxes to the local tax authorities on behalf of AdnaGen and the payment to AdnaGen of the net amount due, after reduction by the amount of such taxes, shall fully satisfy Innogenetics' payment obligations under the Agreement, provided that appropriate documentation of such tax payment, including evidence of payment and receipt or any other appropriate documentation, is provided to AdnaGen. AdnaGen shall reasonably cooperate with Innogenetics and sign all documents that are necessary in order to reduce or eliminate any such taxes.

4 Confidentiality

The Parties shall maintain the confidentiality of the terms and conditions of the Agreement and shall not disclose the terms to any Third Party without the prior written consent of the other Party. In addition, AdnaGen shall maintain the confidentiality of any information disclosed to AdnaGen as a result of any inspection conducted under Article 3.5 and shall use such information solely in connection with administration and/or enforcement of the Agreement. The confidentiality obligations in this Article 4 shall not apply where disclosure is required under applicable law or regulation (including applicable securities laws or regulations), in which case the affected Party shall notify the other Party in writing in advance of such disclosure and, upon request, shall cooperate in seeking confidential treatment of the disclosed information. The Parties agree that the obligation of confidentiality shall also not apply if:

a) the information is at the material time in the public domain through no fault of the receiving Party;

b) the information is required to be provided to a stock exchange, regulatory body or government agency, in which case the Party required to make the disclosure shall

Date: 21.9.07 Date: Date:

promptly inform the other Party thereof and shall use all reasonable efforts to seek confidential treatment for such information;

c) disclosure of the information is necessarily made to a court, or to an arbitrator or administrative tribunal or to legal counsel in the course of proceedings provided that, in the case of any arbitration proceedings, AdnaGen or Innogenetics, as the case may be, first obtains from each and every party to those proceedings an undertaking, enforceable by AdnaGen or Innogenetics, as the case may be, that each party will similarly not divulge or communicate, without AdnaGen or Innogenetics, as the case may be, written consent, any information referred to in this clause;

d) the information is required to be disclosed to any government agency whether in connection with the granting of any license or otherwise, but such disclosure is to be made only with the consent of the Party not disclosing the information, such consent not to be unreasonably withheld or delayed; or

e) the disclosure is made to effect registration of the Agreement with a Patent Office or other Industrial Property Authority.

All press releases relating to the Agreement shall require the prior written approval of authorized representatives of AdnaGen and Innogenetics, which approval shall not be unreasonably withheld or delayed. In any case, the financial terms of the Agreement cannot be disclosed in any manner whatsoever by a Party, without the other Party's prior written consent, subject to sub-paragraph (b) and (d) above.

5 Assignment

Innogenetics is granted full rights of assignment under this agreement. AdanGen shall be given written notice of any such planned assignment at least thirty (30) days before it becomes effective.

6 Representations and Warranties

6.1 AdnaGen warrants that it has the right to enter into the Agreement and to grant the rights granted to Innogenetics herein. AdnaGen represents and warrants that, as to the patents and patent applications it owns or controls, it has the right to grant the rights granted in this Agreement and that all of the Licensed IP is owned and/or controlled by AdnaGen.

6.2 AdnaGen warrants that to the best of its actual knowledge and of its patent attorneys' knowledge, the Licensed Patents are valid and that AdnaGen's Technology is not infringing third parties' intellectual property rights. AdnaGen shall defend, indemnify and hold Innogenetics harmless from and against all liability, demands, damages, expenses and losses (including but not limited to reasonable attorney fees) suffered by Innogenetics arising from the infringement of

Date: 21.9.07 Date: Date:

third party's intellectual property rights based on the use of AdnaGen's Technology and the Licensed IP. AdnaGen's liability for indemnification under this Article 6.2 shall be limited, in terms of financial liability and expense, to the total Fees and Royalties actually paid by Innogenetics under Article 3, hereof.

6.3 AdnaGen warrants that it shall pursue the filing and maintaining of all Licensed Patents (including the patent applications).

6.4 Neither party hereto shall be liable to the other party hereto under the Agreement for any consequential damages such as loss of profits or reputation.

6.5 AdnaGen acknowledges that it is essential for Innogenetics to have access to the relevant antibodies and Dynal beads in order to develop and manufacture the Licensed Products. Therefore, AdnaGen shall use all reasonable efforts and shall connect its network in order to grant Innogenetics access to such materials at the best market conditions.

7 Term and Termination

7.1 The Agreement, unless sooner terminated in accordance with its terms, shall continue until ten (10) years after first commercial sale or the expiration of the last-to-expire of the patents within Licensed IP , whichever event occurs last. Innogenetics shall have a fully-paid-up license on a country-by-country basis upon expiry of the last of the Licensed Patents in each such country.

7.2 The Agreement shall terminate upon a holding of invalidity or unenforceability of all Licensed Patents by a final court decision from which no appeal is or can be taken. In case of an invalidity or unenforceability of one or more of the patents included in the Licensed IP, in one or more countries, the parties shall negotiate in good faith an adjustment of the royalty payments to be made under the Agreement, for that country or countries.

7.3 The Agreement may be terminated by Innogenetics by giving written notice to AdnaGen. The termination shall be effective six (6) months after the notice, in which case Innogenetics shall continue to pay royalty due on any Licensed Product sale up to the effective date of termination, at which time Innogenetics shall cease any further sales of Licensed Product.

7.4 Failure by either party to this Agreement to comply with any of the obligations and conditions contained herein shall entitle the other party to give the party in default written notice requiring it to remedy such default. If the default is not remedied within sixty (60) days after receipt of such notice, the notifying party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, to terminate the entire Agreement by giving notice to take effect immediately.

7.5 Either party may terminate this Agreement upon thirty (30) days written notice if, at any time, the other party shall file a petition in bankruptcy or insolvency before the courts or if the

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other party proposes a written agreement of composition or extension of its debts or if the other party shall be served with an involuntary petition against it, filed in an insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after its filing.

Should AdnaGen become a party to a bankruptcy proceeding not due, in part or in whole, to a breach by Innogenetics of the payment obligations hereunder, and such proceeding is not dismissed within sixty (60) days then, to the extent permitted by law, this Agreement and the license granted by AdnaGen hereunder shall be adopted by any bankruptcy trustee or relevant third party charged with disposition of same, and shall not be rejected by same, it being the intent of the Parties, that in such event, Innogenetics and its Affiliates and sublicensees shall be entitled to the rights granted to them hereunder by AdnaGen.

7.6 Termination of this Agreement for any reason shall be without prejudice to any other remedies to which ether party is or thereafter becomes entitled hereunder and shall not affect any obligations or rights accrued before termination hereunder.

7.7 Notwithstanding the above, if AdnaGen terminates the Agreement for any reason other than an uncured payment default by Innogenetics, Innogenetics shall have the right to dispose of its existing inventory of Licensed Products and to complete all outstanding orders for Licensed Products for a period of up to six (6) months after the effective date of termination; provided that Innogenetics fulfills its obligations to pay royalties on such Licensed Products in accordance with the Agreement.

8 Effect of Expiration or Termination

Articles 4, 7.5, 7.6, 7.7 and 11 shall survive any termination or expiration of the Agreement.

9 Miscellaneous

9.1 AdnaGen shall provide Innogenetics with reasonable assistance and support for the development, registration, manufacturing and the marketing of the Licensed Products. Also, subject to execution of an appropriate service agreement, AdnaGen shall provide Innogenetics with assistance in clinical studies and for the development of assays covering an extended marker panel.

9.2 AdnaGen shall provide each year, as from the Effective Date, an update list of the patent and patent applications licensed under this Agreement

9.3 AdnaGen shall maintain all patents and patent applications licensed under this Agreement and shall pursue all procedures before the competent patent offices and pay all fees, from whatever nature, in order to maintain and / or obtain the intellectual property rights contained Licensed IP. In the event Innogenetics requests patent filings in countries beyond those in which AdnaGen has filed in, and such additional filings are still legally possible, AdnaGen shall carry

Date: 21.9.07 Date: Date:

out such filings upon written request from Innogenetics provided Innogenetics fully reimburses AdnaGen for all actual patent filing/prosecution associated expenses promptly on an "as incurred" basis.

9.4 In case of a change of control of Innogenetics, all rights and obligations hereunder shall pass to Innogenetics' successor,

9.5 AdnaGen shall provide Innogenetics, free of charge, access to and use of all regulatory files of and relating to the AdnaGen Technology, within AdnaGen's possession with respect to the Licensed Products.

9.6 AdnaGen shall furnish, either to Innogenetics or, when legally required, directly to the appropriate regulatory authorities, all documentation and information required for and/ or requested by regulatory authorities which are within AdnaGen's possession.

10. General

10.1 The Agreement constitutes the entire agreement between the Parties as to the subject matter hereof, and supersedes all prior draft agreements, negotiations, representations, agreements and understandings with respect to such subject matter. The Agreement may be modified or amended only by a writing executed by authorized representatives of each of the Parties. Any waiver shall be in writing and signed by the Party against whom the waiver is effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

10.2 Any notice required or permitted to be given by the Agreement shall be given by postpaid, first class, registered or certified mail, or by courier, properly addressed to the other Party at the respective address set forth herein or another address that may be provided by written notice of either Party to the other Party:

If to AdnaGen:

AdnaGen AG
Ostpassage 7
D-30853 Langenhagen, Germany
Attention: Managing Director

WA

Date: 21.9.07 Date: Date:

If to Innogenetics:

Innogenetics N.V.
9052 Ghent (Zwijnaarde),
Technologiepark 6
Belgium
Attention: Corporate General Counsel
With copy to: Vice-President, Business Development

10.3 If the performance of any part of the Agreement by any Party, or of any obligation under the Agreement, is prevented, for a period of more than ninety (90) days, by reason of acts of God, fire, earthquakes, acts of war, civil unrest or other similar cause beyond the control of the Party liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected shall, upon giving written notice to the other Party, be excused from such performance provided that the affected Party shall use reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of the Agreement may be required in order to arrive at an equitable solution.

10.4 This Agreement supersedes the terms for license contained in the Option and License Term Sheet.

11 Governing Law and Competent Jurisdiction

11.1 The Agreement shall be construed and enforced in accordance with the laws of Germany without giving effect to its conflicts of law principles. The Parties agree that the exclusive jurisdiction and venue for any dispute or controversy arising from the Agreement shall be the courts in Hannover.

11.2 If any provision of the Agreement is held or discovered to be illegal, invalid or unenforceable in any jurisdiction, the Parties shall agree upon a valid and enforceable substitute provision that, while lawful, valid or possible of performance, provides, to the maximum extent possible, the benefits or obligations as contemplated by the invalid provision, and all other provisions of the Agreement shall remain valid and enforceable.

Date: 21.9.07 Date: Date:

IN WITNESS WHEREOF, AdnaGen and Innogenetics have executed the Agreement as of the date of the last signature below.

INNOGENETICS NV

By: ____________________
Name: ____________________
Title: ____________________
Date: ____________________

By: ____________________
Name: ____________________
Title: ____________________
Date: ____________________

ADNAGEN AG

By: [signature]
Name: Dr. Winfried Albert
Title: Managing Director
Date: September 21, 2007

Date: ________ Date: ________ Date: ________

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SCHEDULE 1

A. Patents and Patent Applications List A

[

*

]

Date: 21.9.07 Date: Date:

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

B. Patents and patent application list B

[*]

Date: 21.9.07 Date: Date:

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SCHEDULE 2

AdnaGen Contractual Commitment

Gen-Probe:

Exclusive worldwide unlimited license for the development of test systems to detect disseminated tumor cells in patients with prostate and/or bladder cancer

Date: 21.9.07 Date: Date:

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.